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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2005

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item  5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2005 the Company announced the appointment of Matthew Hughes, age 45, to the position of Vice President of Exploration.  Mr. Hughes is a geologist with seventeen years of experience in the discovery, exploration and mining of precious metal projects in Argentina, the United States, China, Brazil and Uzbekistan.  From 2003 – 2005, Mr. Hughes has been the Chief Geologist for Mundoro Mining, Inc.  He worked as a senior geologist for Minas Buenaventura, S.A.A. from 2002 – 2003, and Silver Standard Resources from 2000 – 2002.  Prior to that he was the Vice President of Exploration for Platero Resources and worked as a senior geologist for Yamana Resources.  He received a Bachelor of Science Degree from the University of Oregon.

The terms of Mr. Hughes’ employment include an annual salary of $90,000 and the grant of 150,000 Incentive Stock Options, exercisable at the closing market price of his first day of employment with the Company, ratably vested over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005

By:  /s/ Tim Hunt

      Tim Hunt, President